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                                                                    EXHIBIT 99.3

                            NONCOMPETITION AGREEMENT


         THIS AGREEMENT is made effective as of the 30th day of November, 1995, by and between PIONEER-STANDARD OF MARYLAND, INC., f/k/a Pioneer-Technologies Group, Inc., a Maryland corporation, (the "Company"), and BRUCE S. TUCKER ("Executive").


                                   WITNESSETH:

         WHEREAS, pursuant to a Plan and Agreement of Merger of even date herewith (the "Merger Agreement"), Pioneer-Standard of Maryland, Inc., a Maryland corporation, has merged with and into the Company, whereupon the name of the Company was changed, by virtue of such merger, from Pioneer/Technologies Group, Inc. to Pioneer-Standard of Maryland, Inc.;

         WHEREAS, the Executive, prior to such merger, was a Sr. Vice President of the Company and has valuable knowledge and experience pertaining to the suppliers, customers and general business of the Company; and

         WHEREAS, as a condition to the execution of the Merger Agreement and the effectiveness of the merger contemplated thereunder, Executive and the Company agreed to execute this Agreement and to be bound by the terms set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Executive and the Company do hereby agree as follows;

         1. Noncompetition. Executive agrees that for a period of two (2) years, commencing December 1, 1995 and continuing through November 30, 1997 (the "Non-Competition Period") he will not, without the prior written consent of the Company, either directly or indirectly, operate, control, advise, be engaged or employed by, perform any consulting services for, or otherwise represent in any capacity, any person or entity who or which, at any time during the Noncompetition Period, sells or distributes products similar to those sold or distributed by the Company in those geographical areas in which the Company or any affiliate of the Company currently conducts or has conducted such business during the three (3) year period prior to the date hereof.

         2. Nondisclosure. Executive agrees at all times to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration or pursuant to other process or requirement of law) any and all knowledge, information, developments, trade secrets, know-how and confidences that are proprietary to the Company, or any of its affiliates, or its or their business, and of which he has knowledge as of the date hereof, to the extent such
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matters have not previously been made public, are not thereafter made public or do not otherwise become available to Executive from a third party not bound by any confidentiality agreement with the Company ("Confidential Information"). The phrase "made public" as used in this Agreement shall apply to matters within the domain of (a) the general public or (b) the Company's industry. Executive agrees not to use such knowledge for his own benefit or for the benefit of others or, except as provided above, disclose any of such Confidential Information without the prior written consent of the Company, which consent shall make express reference to this Agreement.

         3. Noninterference. Executive agrees that during the Non-Competition Period, he will not, without the prior written consent of the Company, directly or indirectly solicit, induce or attempt to solicit or induce any employee of the Company to terminate his or her relationship with the Company or in any way interfere with such a relationship or a relationship between the Company and any of its suppliers.

         4. Payment. In consideration of the agreements, covenants, and obligations of Executive set forth herein, the Company agrees to pay to Executive the aggregate amount of Two Hundred and Thirty-Five Thousand Dollars ($235,000), to be paid during the Non-Competition Period in twenty-four (24) monthly installments, each of which shall be payable on the last day of the month in which it is due, commencing on December 31, 1995. The first twenty-three (23) installments shall each be in an amount of $9,791.00, and the final payment shall be in the amount of $9,807.00.

         5. Reformation of Agreement; Severability. The parties intend this Agreement to be enforced as written. However, in the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such provision to the end that Executive shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company. In the event that a provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted by law and the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

         6. Notices. Any notice required to be given under the terms of this Agreement shall be in writing and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail, such notice shall be effective when mailed; otherwise, it shall be effective upon delivery to such address.

         7. Assignment. No rights of any kind under this Agreement shall, without the written consent of the Company, be transferable to or assignable by Executive. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.


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         8.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Maryland, without giving effect to the conflicts of laws principles thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        PIONEER-STANDARD OF MARYLAND, INC.


                                        By:  /s/ James L. Bayman
                                           _____________________________________
                                        Title:__________________________________

                                                                     ("Company")



                                        /s/ Bruce S. Tucker
                                        ________________________________________
                                        BRUCE S. TUCKER

                                                                   ("Executive")




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